Exhibit 4.1

INCORPORATED IN DELAWARE

CohBar INC.

NUMBER

GC4842580

SHARES

*12345678901*************
12345678901**********
12345678901********
****12345678901**********
*****12345678901*********

This certifies that

PROOF

* PROOF * GC4842580 * US19249J1097 * 12345678901 FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE COHBAR, INC. * COHBAR, INC. * PROOF * GC4842580 * US19249J1097 * 12345678901 FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE COHBAR, INC. * PROOF * GC4842580 * US19249J1097 * 12345678901 FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE COHBAR, INC. * COHBAR, INC. * PROOF * GC4842580 * US19249J1097 * 12345678901 FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE COHBAR, INC. * COHBAR, INC. * PROOF * GC4842580 * US19249J1097 * 12345678901 FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE COHBAR, INC. * COHBAR, INC.

Is the Registered Holder of

12345678901

* PROOF * GC4842580 * US19249J1097 * 12345678901 FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE COHBAR, INC. * COHBAR, INC. * PROOF * GC4842580 * US19249J1097 * 12345678901 FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE COHBAR, INC. * COHBAR, INC. * PROOF * GC4842580 * US19249J1097 * 12345678901 FULLY PAID AND NON-ASSESSA

ISIN: US19249J1097
CUSIP: 19249J109

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE

COHBAR, INC.

in the Capital Stock of the above named Corporation transferable on the books of the Corporation by the registered holder in person or by duly authorized attorney in writing upon surrender of this Certificate properly endorsed.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by the facsimile signature of its duly authorized officers.

DATED: DECEMBER 12, 2014

Chief Executive Officer

Countersigned and Registered
CST Trust Company
Transfer Agent and Registrar

VANCOUVER
TORONTO
NEW YORK

Chief Financial Officer and Secretary

BY: ____________________
Authorized Signature

The shares represented by this certificate are transferable at the offices of CST Trust Company in Vancouver, BC, Toronto ON and American Stock Transfer & Trust Company, LLC, New York, USA.

Printed by DATA BUSINESS FORMS

1689001 0 G PROOF - 00064038 SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO 999999999 G4244510

4842580

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Print name(s) of person(s) to whom the securities are being transferred and the address for the register)
shares (number of shares if blank, deemed to be all)
of the Corporation represented by this certificate, and hereby irrevocably constitutes and appoints the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:
Dated
Signature Guarantee(s)*
Transferor(s) Signature(s)*
(the transfer cannot be processed without acceptable guarantees of all signatures)
* For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes.
In addition, every signature must be Signature Guaranteed by a Canadian Schedule 1 chartered bank, or a member of one of the recognized medallion programs - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).
SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ
THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.
PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.